AMENDMENT TO
                          PLEDGE AND SECURITY AGREEMENT


     THIS AMENDMENT TO PLEDGE AND SECURITY AGREEMENT, made and entered into this 23rd day of January, 1998, by and between Smart Choice Automotive Group, Inc., a Florida corporation ("Pledgor"), and Stephens Inc., an Arkansas corporation ("Creditor"),

                                   WITNESSETH:

     WHEREAS, Pledgor and Creditor have entered into a Pledge and Security Agreement dated as of September 30, 1997 (the "Pledge and Security Agreement");

     WHEREAS, the Creditor is funding a loan to Eckler Industries, Inc. ("Eckler"), a subsidiary of the Pledgor, in the principal amount of $3 million which will be evidenced by a Promissory Note of even date herewith (the "$3,000,000 Note");

     WHEREAS, the Pledgor and the Creditor intend for the Note to be secured under the Pledge and Security Agreement;

     NOW THEREFORE, in consideration of the premises and the agreements set forth herein, the parties hereto agree as follows:

     1. Obligations. Section 1.4 of the Pledge and Security Agreement is hereby amended to provide in its entirety as follows:

                  1.4 "Obligations" - all present and future indebtedness and other obligations owing to Creditor, pursuant to (a) that certain Promissory Note (the "Note") dated October 3, 1997 by Eckler to the order of Creditor in the face principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), (b) that certain Promissory Note (the "$3,000,000 Note") by Eckler to the order of Creditor in the face principal amount of Three Million Dollars ($3,000,000), (c) this Agreement, (d) that certain Guaranty Agreement dated September 30, 1997 from Pledgor to Creditor (the "Guaranty"), as amended by that certain Amendment to Guaranty Agreement from Pledgor to Creditor, (e) that certain Security Agreement dated September 30, 1997 from Eckler to Creditor, as amended by that certain Amendment to Security Agreement from Eckler to Creditor (the "Eckler Security Agreement"), or (f) or any of them, and all present and future indebtedness and other obligations owing by Pledgor to Creditor or guaranteed to Creditor by Pledgor in connection with the Note or the $3,000,000 Note, whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, whether arising before, during, or after the commencement of any case with respect to Borrower or Pledgor under the United States Bankruptcy Code of any similar statute, including interest, fees, charges, expenses, and attorneys' fees chargeable to Pledgor or incurred by Creditor in connection with this Agreement and/or the transaction(s) related thereto.

The term "Note" in the Pledge and Security Agreement shall include the $3,000,000 Note.

     2. Representations and Warranties. The representations and warranties set forth in the Pledge and Security Agreement are true and correct as of the date hereof as if made on the date hereof.

     3. Effect of Amendment. Except as amended hereby, the Pledge and Security Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    PLEDGOR:

                                    SMART CHOICE AUTOMOTIVE GROUP, INC.



                                    By: /s/ James Neal Hutchinson, Jr.
                                    ----------------------------------
                                    Title: Vice President

                                    CREDITOR:

                                    STEPHENS INC.



                                    By: /s/ Curt Bradbury
                                    ---------------------
                                    Title:  Chief Operating Officer